UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) November4, 2003

                             Commission File Number
                                     0-25424

                           __________________________

                                 SEMITOOL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                  Montana                               81-0384392
       (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)               Identification No.)

                                 Semitool, Inc.
                655 West Reserve Drive, Kalispell, Montana 59901
                                 (406) 752-2107
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 7.  Financial Statements and Exhibits
         (c)  Exhibits


                  Exhibit No.               Description
                  Exhibit 99.1              Press Release dated November 4, 2003

Item 12.          Results of Operations and Financial Condition

On Nov. 4, 2003, Semitool, Inc. (the Company") issued a press release announcing the Company's earnings for the fiscal quarter fiscal year ended September 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 12 and shall not be deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

  Semitool Announces Fiscal 2003 Fourth Quarter and Year-End Results

    KALISPELL, Mont.--(BUSINESS WIRE)--Nov. 4, 2003--Semitool, Inc. (Nasdaq: SMTL) today reported financial results for its fourth quarter and fiscal year ended September 30, 2003.
    Revenue for the fourth quarter was $26.1 million, down 29.9 percent from $37.2 million for the same quarter last year, and up 4.4 percent from $25.0 million in the third quarter of 2003. Net loss for the fourth quarter was $14.0 million, or $0.49 per share, of which $0.41 per share was due to an obsolete inventory write-down of $19.1 million, pre-tax. Excluding the write-down and other unusual items, the pro-forma net loss was $0.07 per share, which compares to last year's fourth quarter GAAP net loss of $2.9 million, or $0.10 per share, and the third quarter of fiscal 2003 GAAP loss of $2.3 million, or $0.08 per share. Shipments for the 2003 fourth quarter were $23.6 million.

----------------------------------------------------------------------
                    Highlights of Semitool Results
                     Pro-forma vs. GAAP Reporting
----------------------------------------------------------------------
                          Pro-forma                    GAAP
----------------------====================-------====================-
                      4Q 2003  Fiscal 2003       4Q 2003  Fiscal 2003
----------------------====================-------====================-
Revenue                $26.1M    $117.0M          $26.1M    $117.0M
----------------------------------------------------------------------
Gross margin            50.1%      46.5%         (23.2)%      30.1%
----------------------------------------------------------------------
Operating expenses     $16.4M     $70.1M          $16.8M     $70.5M
----------------------------------------------------------------------
Net loss per share    ($0.07)    ($0.32)          ($.49)    ($0.74)
======================================================================


    Revenue for fiscal year 2003 was $117.0 million, down from $123.7 million in the prior fiscal year. The company reported a fiscal year 2003 net loss of $21.2 million, or $0.74 per share. On a pro-forma basis that excludes certain items, the year's net loss was $9.2 million, or $0.32 per share, compared to a net loss on a GAAP basis for fiscal year 2002 of $14.2 million or $0.50 per share.
    Ray Thompson, chairman, chief executive officer and founder of Semitool, commented, "Our business activity is picking up, and customer interest strongly favors our newest products, including our Raider platform for cleaning and electroplating. The fourth quarter results primarily reflect the seasonal downturn in equipment purchases that we typically see during the summer months, as well as the fact that Semitool traditionally turns up later than other equipment suppliers because our tools have shorter lead times than most others. Clearly, our investment in new technologies and processes during the downturn is benefiting our competitive position."
    He continued, "Also benefiting our results going forward will be our extensive efforts to reduce operating costs, and the substantially lower legal fees we will incur now that some of our patent disputes are settled or coming toward settlement. We expect fiscal 2004 to be a profitable year."
    Fourth quarter gross margin was a negative 23.2 percent, although a positive 50.1 percent on a pro-forma basis compared to 47.8 percent in the third quarter. Margins for fiscal year 2003 were 30.1 percent,
46.5 percent on a pro-forma basis, compared with fiscal year 2002 margins of 47.8 percent.
    Pro-forma operating expenses during the quarter were $16.4 million, compared with $22.2 million on a GAAP basis in the same quarter of last year and $16.1 million in the third quarter of 2003. On a pro-forma basis, this year's fourth quarter's operating expenses are about $300,000 higher than in the third quarter of fiscal 2003, but the third quarter had benefited from the reversal of R&D expenses resulting from the settlement of a dispute with an equipment supplier.
    Bookings for the fourth quarter were $20 million, down 29 percent over third quarter bookings of $28 million. At September 30, 2003, deferred revenue was approximately $10.7 million, and the company's shipping backlog was $20 million, for a combined deferred revenue and shipments backlog of $30.7 million.
    Cash, cash equivalents and marketable securities were $27.9 million at September 30, 2003, an increase of $2.5 million from the end of the third quarter. During the fourth quarter, the company received $9.5 million in income tax refunds related to net operating loss carrybacks.
    The company provided guidance for its 2004 fiscal first quarter, saying that anticipated revenue should range from $24 to $27 million, and the resulting earnings could range from a $0.01 profit to a $0.03 loss per share. Shipments are expected to range between $25 and $28 million.
    In addition, the company indicated that it can expect annual revenues in fiscal 2004 between $150 and $170 million, and that the company anticipates a profitable year.

    Semitool will hold a conference call that will be broadcast via the Internet at 5 p.m. eastern time today. Access to the call is available through the Semitool website at www.semitool.com, and replays will be available at that location for two weeks after the call.

    NOTE: The company believes that reporting pro-forma information and quarterly shipments, both non-GAAP financial measures of performance, assists our investors in making additional relevant period-to-period comparisons.

    Safe Harbor Statement

    The matters discussed in this news release include forward-looking statements. These include, statements relating to (i) expectations that our business activity is picking up, (ii) customer interest in our newest products, including the Raider platform; (iii) the seasonality of our business (iv) the benefits to our competitive position from our investments in new technologies and processes during the industry downturn; (v) results of our efforts to reduce operating costs, (vi) expected decrease in legal fees as a result of settling patent disputes, (vii) our expectation that fiscal 2004 will be a profitable year, (viii) our expectations that our 2004 fiscal first quarter revenue will range from $24 to $27 million, the resulting earnings will range from a $0.01 profit to a $0.03 loss per share, and shipments will range from $25 and $28 million; and (ix) our expectation that annual revenues in fiscal 2004 will be between $150 and $170 million. Our business in general is subject to risks and uncertainties that could cause actual results to materially differ from those projected in such forward-looking statements, including, but not limited to, the cyclicality in the semiconductor industry, rapid technological change, the introduction of competing products and technologies and market non-acceptance of Semitool's new products and new applications for existing products, as well as, other risk factors related to our business contained in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We cannot assure you that our anticipated quarterly shipments, revenues and earnings or net loss for the fiscal 2004 first quarter will be realized, or that we will achieve profitability in the near future. Further, new order bookings, orders backlog and deferred revenues are not necessarily indicative of future quarterly and annual revenues. We assume no obligation to update forward-looking statements that become untrue because of subsequent events.

    About Semitool, Inc.

    Semitool designs, manufactures and supports high performance, single-wafer and batch wet chemical processing systems used in the fabrication of semiconductor devices. The company's primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company's equipment is used in semiconductor fabrication front-end and back-end processes, including wafer level packaging.
    Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company's stock trades on the Nasdaq National Market under the symbol SMTL. For more information, please visit the company's website at www.semitool.com.

    Semitool is a registered trademark of Semitool, Inc.


                            SEMITOOL, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (Amounts in Thousands, Except for Per Share Amounts)

                                      Three Months      Fiscal Year
                                     Ended Sept. 30,   Ended Sept. 30,
                                       2003    2002     2003     2002
                                    ---------------- -----------------

Net sales                          $ 26,095 $37,226 $117,048 $123,687
Cost of sales before write-down
   of obsolete inventory             13,019  19,824   62,655   64,604
Write-down of obsolete inventory     19,139      --   19,139       --
                                    -------- ------- -------- --------
Cost of sales                        32,158  19,824   81,794   64,604
                                    -------- ------- -------- --------
Gross profit                         (6,063) 17,402   35,254   59,083
                                    -------- ------- -------- --------

Operating expenses:
Selling, general and administrative  12,096  16,462   52,439   60,454
Research and development              4,723   5,693   18,084   23,092
                                    -------- ------- -------- --------
     Total operating expenses        16,819  22,155   70,523   83,546
                                    -------- ------- -------- --------

Loss from operations                (22,882) (4,753) (35,269) (24,463)
Other income (loss), net                (19)     88      596    1,498
                                    -------- ------- -------- --------
Loss before income tax              (22,901) (4,665) (34,673) (22,965)
Income tax benefit                   (8,931) (1,773) (13,522)  (8,727)
                                    -------- ------- -------- --------

Net loss                           $(13,970)$(2,892)$(21,151)$(14,238)
                                    ======== ======= ======== ========

Loss per basic share               $  (0.49)$ (0.10)$  (0.74)$  (0.50)
                                    ======== ======= ======== ========

Loss per diluted share             $  (0.49)$ (0.10)$  (0.74)$  (0.50)
                                    ======== ======= ======== ========

Average common shares:
Basic                                28,451  28,428   28,446   28,410
Diluted                              28,451  28,428   28,446   28,410


                            SEMITOOL, INC.
       PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (Amounts in Thousands, Except for Per Share Amounts)

                                      Three Months      Fiscal Year
                                       Ended Sept.       Ended Sept.
                                           30,              30,
                                       2003    2002     2003     2002
                                     --------------- -----------------

Net sales                           $26,095 $37,226 $117,048 $123,687
Cost of sales                        13,019  19,824   62,655   64,604
                                     ------- ------- -------- --------
Gross profit                         13,076  17,402   54,393   59,083
                                     ------- ------- -------- --------

Operating expenses:
   Selling, general and
    administrative                   12,096  16,462   52,439   60,454
   Research and development           4,339   5,693   17,700   23,092
                                     ------- ------- -------- --------
     Total operating expenses        16,435  22,155   70,139   83,546
                                     ------- ------- -------- --------

Loss from operations                 (3,359) (4,753) (15,746) (24,463)
Other income (loss), net                (19)     88      596    1,498
                                     ------- ------- -------- --------
Loss before income tax               (3,378) (4,665) (15,150) (22,965)
Income tax benefit                   (1,317) (1,773)  (5,908)  (8,727)
                                     ------- ------- -------- --------

Net loss                            $(2,061)$(2,892)$ (9,242)$(14,238)
                                     ======= ======= ======== ========

Loss per basic share                $ (0.07)$ (0.10)$  (0.32)$  (0.50)
                                     ======= ======= ======== ========

Loss per diluted share              $ (0.07)$ (0.10)$  (0.32)$  (0.50)
                                     ======= ======= ======== ========

Average common shares:
   Basic                             28,451  28,428   28,446   28,410
   Diluted                           28,451  28,428   28,446   28,410



A reconciliation of our net loss excluding certain unusual charges to our net loss under accounting principles generally accepted in the United States of America is presented below:

                                    Three Months       Fiscal Year
                                   Ended Sept. 30,    Ended Sept. 30,
                                    2003     2002      2003      2002
                                 -----------------  ------------------

 Net loss excluding unusual
  charges and benefits          $ (2,061) $(2,892) $ (9,242) $(14,238)
Unusual charges:
 Inventory write-down            (19,139)      --   (19,139)       --
 Write-down of intangible assets    (384)      --      (384)       --
                                 --------  -------  --------  --------
   Total charges                 (19,523)      --   (19,523)       --

 Tax effect on total charges       7,614       --     7,614        --
                                 --------  -------  --------  --------

 Net loss                       $(13,970) $(2,892) $(21,151) $(14,238)
                                 ========  =======  ========  ========



                            SEMITOOL, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (Amounts in Thousands, Except for Per Share Amounts)
                 Three months ended September 30, 2003

                                               Unusual Charges
                                            ------------------
                                       Q4   Inventory  Patent     Q4
                                      Non-
                                      GAAP    Write-   Write-
                                       (1)     down     down    GAAP
                                     ---------------------------------

Net sales                           $26,095                  $ 26,095
Cost of sales                        13,019   (19,139)         32,158
                                     -------                  --------
Gross profit                         13,076                    (6,063)
                                     -------                  --------

Operating expenses:
   Selling, general and
    administrative                   12,096                    12,096
   Research and development           4,339             (384)   4,723
                                     -------                  --------
      Total operating expenses       16,435                    16,819
                                     -------                  --------

Loss from operations                 (3,359)                  (22,882)
Other income (loss), net                (19)                      (19)
                                     -------                  --------
Loss before income tax               (3,378)                  (22,901)
Income tax benefit                   (1,317)    7,464    150   (8,931)
                                     ---------------------------------


Net loss                            $(2,061)  (11,675)  (234)$(13,970)
                                     =======                  ========


Loss per basic share                $ (0.07)    (0.41) (0.01)$  (0.49)
                                     ======================== ========


Loss per diluted share              $ (0.07)    (0.41) (0.01)$  (0.49)
                                     ======================== ========

Average common shares:
     Basic                           28,451    28,451 28,451   28,451
     Diluted                         28,451    28,451 28,451   28,451

(1) The pro-forma condensed consolidated statements of operations are intended to present our operating results, excluding certain unusual charges and related adjustments on benefits from income taxes. These pro-forma condensed consolidated statements of operations are not in accordance with or an alternative for accounting principles generally accepted in the United States of America and may be different from similar measures presented by other companies.



                            SEMITOOL, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                        (Amounts in Thousands)

                                                   September September
                                                      30,       30,
                      ASSETS                         2003      2002
                                                   --------- ---------
Current assets:
Cash and cash equivalents                         $  23,018 $  34,265
Marketable securities                                 4,917     6,575
Trade receivables, net                               17,630    33,908
Inventories                                          32,263    47,085
Prepaid expenses and other current assets            29,054    26,167
                                                   --------- ---------
Total current assets                                106,882   148,000
Property, plant and equipment, net                   24,923    29,310
Other assets, net                                     6,969     6,353
                                                   --------- ---------
   Total assets                                   $ 138,774 $ 183,663
                                                   ========= =========

       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Note payable to bank                              $      -- $      51
Trade accounts payable                               13,078    15,894
Other current liabilities                            20,696    41,058
                                                   --------- ---------
Total current liabilities                            33,774    57,003
Long-term liabilities                                 4,323     5,238
                                                   --------- ---------
Total liabilities                                    38,097    62,241
                                                   --------- ---------

Shareholders' equity:
Common stock                                         47,445    47,376
Retained earnings                                    53,659    74,810
Accumulated other comprehensive income                 (427)     (764)
                                                   --------- ---------
Total shareholders' equity                          100,677   121,422
                                                   --------- ---------
   Total liabilities and shareholders' equity     $ 138,774 $ 183,663
                                                   ========= =========


    CONTACT: Semitool, Inc.
             Larry Viano, 406-752-2107
             lviano@semitool.com
              OR
             Investor Relations Partners, Inc.
             Shellie Roth, 973-535-8389
             roth@irpartners.com

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        SEMITOOL, INC.
                                        (Registrant)



Date: November 4, 2003                      By:   /s/Larry A. Viano
                                            ------------------------------------
                                                  Larry A. Viano
                                                  Chief Financial Officer